SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 29, 2003

MFA MORTGAGE INVESTMENTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-13991	13-3974868
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 Park Avenue, 21st Floor, New York, New York  10022

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

On April 30, 2003, MFA Mortgage Investment, Inc. (the “Company”) issued a press release announcing the pricing of a public offering of its common stock.  A copy of the press release dated April 30, 2003, is attached as an exhibit hereto and incorporated herein by reference.

ITEM 7.  EXHIBITS

Exhibit 1.1 is filed with this Report pursuant to Regulation S-K Item 601 in lieu of filing such otherwise required exhibit to the registration statement on Form S-3 of the Registrant, file no. 333-70082, under the Securities Act of 1933, as amended (the “Registration Statement”), and which, as this Form 8-K filing is incorporated by reference in the Registration Statement, is set forth in full in the Registration Statement.

1.1           Underwriting Agreement dated April 29, 2003.

99.1         Press Release dated April 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA MORTGAGE INVESTMENTS, INC.

By:	/s/ Stewart Zimmerman
Stewart Zimmerman President and Chief Executive Officer

Date: May 1, 2003